                                       POWER OF ATTORNEY

  Know all by these presents that the undersigned hereby constitutes and appoints Vithya Aubee, and any of their substitutes, signing singly, as the undersigned's trt1e and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact") with full power to act for the undersigned and in the unndersigned's name, place and stead, in any and all capacities, to:

1.  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents 11ecessary or appropriate to obtain or update codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required or considered by the
Attorney-in-Fact to be advisable under the Securities Exchange Act of 1934 (the
"Exchange Act") or any rule or regulation of the SEC;

2.  prepare, execute and submit for and on behalf of the undersigned any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 16 of the Exchange Act or any rule or regulation thereunder, with respect to the any security of Consensus Cloud Solutions, Inc.
(the "Company"), including Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

3.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such reports, complete and execute any amendment or amendments thereto, and timely file such reports with the SEC and any securities exchange or similar authority, including but not limited to obtaining, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan ad1ninistrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the
Atton1ey-in-Fact; and

4.  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the Attorney-in-Fact may approve in the
Attorney-in-Fact's discretion.

  The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorney-in-Fact, or the Attorney-in
Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by the
Attorney-in-Fact that would have been authorized by this power of attorney if it has been in effect at the time stich action was taken. The undersigned acknowledges that the Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, (i)
any of the undersigned's responsibilities to comply with Section 16 of the
Exchange Act and (ii) any liability of the undersigned for any failure to comply with such requirements and any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act. The undersigned acknowledges that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations u11der Section 16 of the
Exchange Act, including, without limitation, the reporting requirements under
Section 16 of the Exchange Act.

  This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Attorneys-in-Fact or (c) as to any Attorney-in-Fact
individually, until such Attorney-in-Fact is no longer employed by the Company or its subsidiaries. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 16, 2026.

Adam Varon